UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

September 27, 2000

Date of Report (Date of earliest event reported)

THE PEOPLES GAS LIGHT AND COKE COMPANY

(Exact name of registrant as specified in its charter)

Illinois	2-26983	36-1613900
(State or other jurisdiction of	(Commission	(I.R.S. Employer
incorporation or organization)	File Number)	Identification No.)

24th Floor, 130 East Randolph Drive, Chicago, Illinois	60601-6207
(Address of principal executive offices)	(Zip Code)
Registrant's telephone number, including area code	(312) 240-4000

None

(Former name or former address, if changed since last report)

Item 5. OTHER EVENTS

The Peoples Gas Light and Coke Company ("Peoples Gas"), announced that it will inspect for mercury contamination the premises of approximately 30,000 small-volume customers (predominantly homes) in Chicago, Illinois where gas pressure regulators containing mercury could have been used in the past. Peoples Gas believes that virtually all regulators containing mercury used in its distribution system were removed by the early 1980s. Peoples Gas has commenced visual inspections at these locations. As of September 25, 2000, Peoples Gas had inspected 21,948 premises. Low levels of mercury have been found in approximately one of every 1,700 premises inspected.

Peoples Gas is also inspecting for mercury contamination approximately 1,800 large-volume gas customer locations where other mercury-containing equipment could have been used in the past, such as industrial and commercial businesses, schools and hospitals. Peoples Gas is conducting combined visual and instrument inspections of these sites. As of September 25, 2000, Peoples Gas had performed approximately 666 inspections at these locations. Mercury has been found at 14 of the locations inspected.

In each case where mercury contamination is found, Peoples Gas will clean up the mercury. Peoples Gas continues to investigate its use of any mercury-containing equipment.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

THE PEOPLES GAS LIGHT AND COKE COMPANY
(Registrant)

September 27, 2000	By: /s/ J. M. LUEBBERS
(Date)	J. M. Luebbers
Chief Financial Officer and Controller